Exhibit 2


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                          HAND BRAND DISTRIBUTION, INC.


The undersigned, being the Sole Director and President of Hand Brand Distribution, Inc., a corporation existing under the laws of the State of Florida, and majority shareholders representing 51% of the voting power, do hereby certify and declare as follows:

     1. The amendment to the Articles of Incorporation of Hand Brand Distribution, Inc. set forth below was approved unanimously by the Board of Directors of the Corporation effective as of June 10, 2003.

     2. The amendment to the Articles of Incorporation set forth below was approved by a majority consent of the shareholders of the Corporation executed on June 10, 2003, pursuant to Sections 607.10025 and 607.1006 of the Florida Statutes. Notice was given pursuant to Section 607.0704 of the Florida Statutes.

     3. Article I of the Articles of Incorporation of the Corporation is hereby amended in its entirety as follows:

          The name of this Corporation shall be: GeneThera, Inc.

     4. Article IV of the Articles of Incorporation of the Corporation is hereby amended in its entirety as follows:

          This Corporation is authorized to issue and have outstanding at any time the maximum number of One Hundred Million (100,000,000) shares of Common Stock having a par value of $.001 per share, and Twenty Million (20,000,000) shares of Preferred Stock having a par value of $.001 per share. The Board of Directors may authorize the issuance from time to time of the Preferred Stock in one or more series with such designations and such powers, preferences and rights, and the qualifications, limitations or restrictions thereof (which may differ with respect to each series) as the Board may fix by Resolution.

IN WITNESS WHEREOF, we have signed this Certificate of Amendment this 10th day of June, 2003.

HAND BRAND DISTRIBUTION, INC.

/s/  Antonio Milici
----------------------------------
Antonio Milici, M.D., Ph.D.
President and Director

/s/  Antonio Milici
----------------------------------
Antonio Milici, M.D., Ph.D.
Majority Shareholder representing 33%
1,000,000 shares

Nicolas Wollner
----------------------------------
1919, LLC
Majority Shareholder representing 5%
150,000 shares

/s/  Gary L. Langstaff
----------------------------------
Springloose.com, Inc.
Majority Shareholder representing 3%
100,000 shares

/s/  Nicolas Wollner
----------------------------------
Nicolas Wollner
Majority Shareholder representing 5%
150,000 shares

/s/  Aaron Lamkin
----------------------------------
The Regency Group
Majority Shareholder representing 3#
115,000 shares

/s/  Gary L. Langstaff
----------------------------------
Gary L. Langstaff
Majority Shareholder representing 5%
150,000 shares

                                   RESOLUTION


A RESOLUTION OF HAND BRAND DISTRIBUTION, INC., AMENDING THE ARTICLES OF INCORPORATION TO CHANGE THE CORPORATE NAME AND TO PROVIDE FOR A MAXIMUM OF 100,000,000 SHARES OF COMMON STOCK AND 20,000,000 SHARES OF PREFERRED STOCK.

WHEREAS, the Board of Directors ("Board") has determined the Company name should be changed and a provision should be made for a maximum of 100,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock, all by amendment of the Articles of Incorporation.

NOW, THEREFORE, BE IT RESOLVED by the Board of Directors that the Articles of Incorporation are amended as follows, to-wit:

                                  AMENDMENT ONE
                                  -------------

Article I of the Articles of Incorporation of the Corporation is hereby amended in its entirety as follows:

The name of this Corporation shall be:       GeneThera, Inc.


                                  AMENDMENT TWO
                                  -------------

Article IV of the Articles of Incorporation of the Corporation is hereby amended in its entirety as follows:

This Corporation is authorized to issue and have outstanding at any time the maximum number of One Hundred Million (100,000,000) shares of Common Stock having a par value of $.001 per share. The Board of Directors may authorize the issuance from time to time of the Preferred Stock in one or more series with such designations and such powers, preferences and rights, and the qualifications, limitations or restrictions thereof (which may differ with respect to each series) as the Board may fix by Resolution.

PASSED AND APPROVED on the 10th day of June, 2003.


/s/  Antonio Milici
-----------------------------------------
Antonio Milici, M.D., Ph.D., Sole Director

             UNANIMOUS WRITTEN CONSENT IN LIEU OF SPECIAL MEETING OF
               THE BOARD OF DIRECTORS AND MAJORITY SHAREHOLDERS OF
                          HAND BRAND DISTRIBUTION, INC.


                                  June 10, 2003


Pursuant to the Sections 607.10025 and 607.1006 of the Florida Statutes, which provides that any action required to be taken at a meeting of the Board of Directors of a Florida corporation may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the Directors, the undersigned, being the sole Director of Hand Brand Distribution, Inc., a Florida corporation (the "Corporation"), does hereby waive any and all notices that may be required to be given with respect to a meeting of the Directors of the Corporation and does hereby take, ratify, affirm and approve the following actions:

          RESOLVED, that the Resolution and Certificate of Amendment to the Articles of Incorporation of Hand Brand Distribution, Inc. ("Articles of Incorporation") attached hereto are hereby approved and passed in their entirety such that the matters set forth therein do hereby constitute the actions of this Board;

          FURTHER RESOLVED, that the following amendments to the Articles of Incorporation are approved, to-wit:

                                  AMENDMENT ONE
                                  -------------

Article I of the Articles of Incorporation of the Corporation is hereby amended in its entirety as follows:

         The name of this Corporation shall be:     GeneThera, Inc.


                                  AMENDMENT TWO
                                  -------------

Article IV of the Articles of Incorporation of the Corporation is hereby amended in its entirety as follows:

This Corporation is authorized to issue and have outstanding at any time the maximum number of One Hundred Million (100,000,000) shares of Common Stock having a par value of $.001 per share, and Twenty Million (20,000,000) shares of Preferred Stock having a par value of $.001 per share. The Board of Directors may authorize the issuance from time to time of the Preferred Stock in one or more series with such designations and such powers, preferences and rights, and the qualifications, limitations or restrictions thereof (which may differ with respect to each series) as the Board may fix by Resolution.

The undersigned, being all of the Directors and majority Shareholders representing 55% of the voting power of the Corporation, hereby unanimously consent to, approve and adopt the foregoing actions as of this 10th day of June, 2003, notwithstanding the actual date of the signing.


HAND BRAND DISTRIBUTION, INC.

/s/  Antonio Milici
-----------------------------------
Antonio Milici, M.D., Ph.D.
President and Director

/s/  Antonio Milici
-----------------------------------
Antonio Milici, M.D., Ph.D.
Majority Shareholder representing 33%
1,000,000 shares

/s/  Nicolas Wollner
-----------------------------------
1919, LLC
Majority Shareholder representing 5%
150,000 shares

/s/  Gary L. Langstaff
-----------------------------------
Springloose.com, Inc.
Majority Shareholder representing 3%
100,000 shares

/s/  Nicolas Wollner
-----------------------------------
Nicolas Wollner
Majority Shareholder representing 5%
150,000 shares

/s/  Aaron Lamkin
----------------------------------
The Regency Group
Majority Shareholder representing 3%
115,000 shares

/s/  Gary L. Langstaff
----------------------------------
Gary L. Langstaff
Majority Shareholder representing 5%
150,000 shares